Exhibit 4.2



                              CERTIFICATE OF TRUST
                                       OF
                            PROVIDENT CAPITAL TRUST I


          This Certificate of Trust is being executed as of October 31, 1996 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Section 3801 ET SEQ. (the "Act").

          The undersigned hereby certifies as follows:

          1) NAME. The name of the business trust is "Provident Capital Trust I" (the "Trust").

          2) DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          The Bank of New York (Delaware)
          23 White Clay Center
          Route 273
          Newark, Delaware  19711.

          3) EFFECTIVE. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.
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          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                  THE BANK OF NEW YORK (Delaware),
                                    as Delaware Trustee


                                  By: /s/ Melissa J. Beneduce
                                  Name:  Melissa J. Beneduce
                                  Title: Assistant Vice President


                                  THE BANK OF NEW YORK,
                                    as Property Trustee


                                  By: /s/ Mary Jane Morrissey
                                  Name:  Mary Jane Morrissey
                                  Title: Vice President


                                   /s/ Allen L. Davis
                                  Allen L. Davis, as Regular Trustee


                                   /s/ John R. Farrenkopf
                                  John R. Farrenkopf, as Regular Trustee


                                   /s/ Mark E. Magee
                                  Mark E. Magee, as Regular Trustee